UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 1, 2006
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     In order to address the approaching expiration of 25,000 of his stock options in July 2007, Carl J. Johnson, President and Chief Executive Officer of Matrixx Initiatives, Inc. (“Matrixx”), entered into a Rule 10b5-1 Sales Plan on August 28, 2006 with Smith Barney, a division of Citigroup Global Markets, Inc. Under the terms of the Sales Plan, between November 2006 and March 2007, Mr. Johnson will exercise up to 19,000 options and sell all shares of Matrixx common stock issued upon such exercise to pay for the cost of such exercise and applicable taxes, and to accumulate funds to pay for the exercise of the remaining 6,000 options. Mr. Johnson intends to hold the shares of Matrixx common stock issued upon exercise of the remaining 6,000 options, resulting in a net increase in his holdings of Matrixx common stock.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Executive Vice President, Chief Financial Officer and Treasurer

Date: November 3, 2006